EXHIBIT 10.1
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                              EMPLOYMENT AGREEMENT
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     THIS  AGREEMENT  ("Agreement")  is made and  entered  into  this 3rd day of
October 2008 by and between PETROL OIL and GAS, INC., a Nevada corporation ("Company") and Loren Moll, an individual ("Executive").

     RECITALS:

          A. Company is engaged in the business of oil and gas exploration and production and desires to employ Executive as President and Chief Executive Officer on a full time and exclusive basis subject to the further terms and conditions of this Agreement.

          B. Since May 4, 2007, Executive has acted as interim President and Chief Executive Officer of the Company without a written compensation agreement.

          C. Executive desires to accept employment with Company and to perform the functions and duties of President of Company subject to the further terms and conditions of this Agreement.

          D. The parties mutually desire to enter into this Agreement whereby the terms and conditions of such employment are reduced to writing and memorialized.

     AGREEMENT:

          1. Term of Employment: Company hereby employs Executive and Executive hereby accepts employment with Company for a period of one year beginning on October 3, 2008 and ending on October 2, 2009, subject to the rights of early termination as provided herein.

          2. Duties and Powers of Executive: Executive is hereby employed as President to perform and undertake the duties and responsibilities normally and ordinarily attendant to such position. Without limiting or excluding other duties and responsibilities, Executive shall direct the day to day functioning and conduct of the business of the Company and in so doing shall: (i) possess and exercise the exclusive power to hire and fire all employees of the Company (unless specifically otherwise directed by the Board of Directors); (ii) possess and exercise the exclusive power to engage and disengage all consultants and outside professionals used by the Company (unless specifically otherwise directed by the Board of Directors);
     (iii) direct the use and control of finances; (iv) borrow or obtain credit in any amount or execute any guaranty agreement; and, (v) create and implement policies and procedures of the Company. In recognition of

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     Executive's status as an owner or controller of a substantial percentage of the outstanding common shares of the Company, any effort by Company to diminish Executive's duties and powers absent the agreement of Executive evidenced by the express written consent of Executive may be deemed a termination without cause, thereby entitling Executive to the remedies provided herein for Company's termination without cause. See Section 6, below.

          3. Devotion of Time and Covenant Not To Compete: Except as otherwise agreed, Executive shall devote substantially all of his working time to the performance of his duties as President of Company. Notwithstanding, Executive may serve and hold any other offices or positions in companies in which he currently holds a position. During the term of this agreement, Executive shall not, directly or indirectly, whether as a partner, member, joint venture, owner, or employee or otherwise, promote or engage in any business that directly competes with Company's present business of oil and gas exploration and production.

          4. Compensation: Company shall compensate Executive for services provided to Company a salary in the amount of $135,000 per year paid in equal payments not less than twice monthly during the term hereof. In addition to salary, the Company shall provide or pay for the following:

               4.1. Retroactive compensation in the amount of $100,000, payable upon full execution this Agreement, in consideration of the services previously provided as interim President and Chief Executive Officer.

               4.2. During the term hereof, Executive shall be permitted the exclusive use of the Company's 2007 Dodge Ram 1500 Sport 4X4 or substantial monetary equivalent at Company's sole expense. Any miles driven for non-business purposes shall not be subject to direct reimbursement but rather shall be deemed additional compensation to Executive.

               4.3. Executive shall be allowed three (3) weeks of compensated vacation per calendar year during employment subject to the Company's vacation policies set forth in Company's employment manual. In addition, Executive shall be allowed five (5) days personal leave and ten (10) days of sick leave per calendar year during employment. Any unused leave may be carried forward without limitation as long as Executive is employed by Company.

               4.4. Executive shall have the right to all medical and long term disability coverage on the same terms and conditions as are provided to other management employees of Company as of the effective date of this Agreement.

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               4.5. Unless specifically addressed in and altered by the terms of this Agreement, Executive shall be entitled to receive all benefits of employment available to Company's other managerial employees when as he becomes eligible for the same; Executive's employment shall be subject to the further terms and conditions of Company's then-current employment manual.

            5. Expenses and Relocation: Company shall pay either in advance or by reimbursement all reasonable business expenses of Executive incurred in connection with Company's business and Executive's performance of his duties hereunder. Such expenses include, but are not limited to, travel and travel related expenses, business entertainment and promotional expenses, and cell phone. Company shall further pay for reasonable expenses related to maintaining any of Executive's professional licenses. In consideration for Executive's ongoing use of his home office for Company's business, reimbursement shall include expenses related to the home office including but not limited to home Internet access and home phone lines, including a fax line. Payment shall be made in accordance with the general policies of Company as established from time to time. The day to day duties of Executive generally are to be performed at Company's executive office in Overland Park, Kansas and at the current areas of exploration and production. If Company relocates its executive offices outside of the Kansas City metropolitan area Company shall reimburse Executive for all reasonable expenses attendant to his relocation, including but not limited to relocation of household goods and storage, mileage, real estate sales and purchase and management expenses, fees and commissions, temporary lodging and meal expenses for Executive and dependents, and incidental expenses incurred such as connect fees, license and title transfers.

            6. Termination: Executive may terminate this Agreement at any time with or without cause and without payment or penalty. Company may terminate this Agreement at any time without cause. Company may terminate this Agreement at any time "for cause" if Executive willfully breaches or habitually neglects the duties Executive is required to perform under the terms of this Agreement. Any termination shall be by notice in writing and delivered as provided herein. For termination by the Company to be effective, the notice must specify whether Executive's termination is for cause or without cause, however, any such specification is not dispositive. In the event that termination by the Company is stated to be or finally determined to be without cause, there shall immediately be due and payable from Company to Executive the amount of annual salary due for the balance of the term of the contract together with such further amounts that may be due under applicable state law, including interest and vacation pay with such sum being deemed due and payable at the time of the service of the notice of termination. Such sums shall be deemed liquidated damages and shall be due and payable without consideration for Executive's ability to obtain replacement employment.

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            7.  Disability  or Death:  In the event of  Executive's  disability,
Company shall have no further obligations to Executive. In the event of Executive's death, this agreement shall automatically terminate and Company shall pay to Executive's heirs, without setoff or defense, the greater of six
(6) month's salary or the amount of salary and other benefits remaining due and owing under this Agreement. Any other payments upon the death of Executive shall be subject to the terms and conditions of such other benefit plans and programs.

            8. Arbitration: In the event that a dispute arises out of this Agreement, either party may demand that the dispute be submitted to binding arbitration of a single arbitrator selected under the Federal Arbitration Act and the then-existing rules of the American Arbitration Association or such similar national arbitration organization that may exist at the time of the dispute. Failure of the Company to submit voluntarily to any demand for arbitration hereunder shall be considered a breach of this Agreement. Any award entered in the arbitration shall include a reasoned determination of which party prevailed and shall include the reasonable attorney fees of the prevailing party; however, the arbitrator shall have no authority to award punitive damages or exemplary damages of any kind whatsoever.

            9.  Miscellaneous:   Company  shall  indemnify  and  hold  Executive
harmless from any and all claims and legal actions arising out of Executive's employment, regardless of whether such claims and actions allege gross negligence or intentional acts. This Agreement shall be construed and interpreted under the laws of the state of residence of Executive at the time of the legal action or arbitration requiring such construction or interpretation. Executive's rights and duties under this Agreement are personal and not assignable

            IN WITNESS:

            "COMPANY"                            "EXECUTIVE"

            PETROL OIL AND GAS, INC.             LOREN MOLL



            /s/  Robert H. Kite                  /s/  Loren Moll
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            By:  Robert H. Kite                       Loren Moll

            Its: Chairman of the Board

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